Operating Level Agreement (OLA) for

Iveda Solutions, Digital Ally and Tecnología y
Diagnósticos del Norte S.A. de C.V. (TDN) in
Support of Servicio de Administracion Tributaria
(SAT)
Version 1.0

Contents
General Overview	2
Terms and Conditions	3
Supported Services and Replacement Units	4
Party Responsibilities	5
Service Measures and Reporting	7
Signatures of Approval	7
Version History	8
Appendix A: Incidents and Escalations	9
Appendix B: Procedure Flowchart	10
Appendix C: Service Enhancements and Change Management	12

Rev. 11/11/2010	1	Service Life Cycle Management

General Overview

This Operating Level Agreement (OLA) documents the support services provided by Iveda Solutions, Digital Ally and Tecnología y Diagnósticos del Norte S.A. de C.V. (TDN) for support of Servicio de Administracion Tributaria (SAT). The ultimate objective of this Agreement is to document internal support-group services and processes to ensure high-quality and timely delivery of Video Hosting, Video Archive and Remote Data Retrieval Services to customers in the SAT community. This OLA directly addresses the Video Hosting, Video Archive, In-Car Video Recordings, Software for Computer Viewing,  and Remote Data Retrieval Services structure required to support Customer SAT requirements. For details on Customer requirements, see related Service Level Agreement (SLA).

Iveda Solutions, Digital Ally and Tecnología y Diagnósticos del Norte S.A. de C.V. (TDN) will provide SAT a single point of reporting problems with products and services covered in this OLA, using an online trouble ticketing system.

Parties

The parties affected by this OLA are:
•	Iveda Solutions
•	Digital Ally, Inc.
•	Tecnología y Diagnósticos del Norte S.A. de C.V. (TDN)
•	Servicio de Administración Tributaria (SAT)

Environment

The support environment consists of the mobile video device located on a vehicle owned and operated by SAT and the video hosting and archiving environment owned and operated by Iveda Solutions.  The monitoring stations owned and operated by SAT are not covered in this agreement.

The video device consists of a DVM unit containing an internal backward facing camera and an external forward facing camera, In-Car Video Recordings, supplied and supported by Digital Ally and the video convertor and mobile router (SVC-1002) and Software for Computer Viewing, supplied and supported by Iveda Solutions.

The video hosting and archiving infrastructure consists of video servers and video storage devices.

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Contact Information

Iveda Solutions	Digital Ally	TDN

Contact	Contact	Contact
Jim Berglund Operations Manager jberglund@ivedasolutions.com 480-307-8723	Marlon Jinks Sales Support Engineer Marlon.jinks@digitalallyinc.com 913-814-7774	Armando Canseco Primary Contact for Device Maintenance armandocanseco@yahoo.com 210-681-6262 011525553514957

Terms and Conditions

Agreement Period

This Agreement is valid from the effective date below and remains in effect throughout the life span of the services supported.

Effective date:  September 10, 2010

Agreement Review

A representative of any of the parties (see Parties) may submit a written request for review of the Agreement to the designated review process owner at any time. The Agreement should be reviewed annually. In the absence of the completion of a review, the current Agreement will remain in effect. The review process owner will incorporate revisions into the Agreement if all parties mutually agree to the proposed changes.

Last review:	Next review: March 10, 2011

Hours of Coverage

The procedures in this Agreement are followed from 8:00 A.M. to 5:00 P.M. Monday through Friday Arizona Time (except on holidays).

Holidays:

•	New Year’s Day
•	Memorial Day
•	Independence Day
•	Labor Day
•	Thanksgiving Day
•	Christmas Day

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Service Goals

Iveda Solutions, Digital Ally, or TDN will respond via email message to each SAT issue submitted through the online trouble ticketing system within:

•	30 minutes for issues classified as critical.
•	Four hours (during business hours) for issues classified as high priority.
•	Eight hours (during business hours) for issues classified as medium priority.
•	Eight hours (during business hours) for issues classified as low priority.

Priority	Response time	Resolution Time
Low (4)	8 hours	7 Calendar Days
Medium (3)	8 hours	2 Business Days
High (2)	4 hours	1 Business Day
Critical (1)	30 minutes	ASAP/24 hours maximum
Response times listed are in business hours.

A resolution may not be available at the time SAT contacts Iveda Solutions, Digital Ally, or TDN in which case Iveda Solutions, Digital Ally or TDN will attempt to estimate the “time to resolution.”

All groups involved will mutually determine an issue’s priority classification. See Appendix A for specific escalation response goals.

Sample issues are documented in Appendix A: Incidents.

Mobile Video Units will be installed at a minimum rate of 7 vehicles per week.  The maximum (up to 130) installations must be completed within 4 months from September 10, 2010.

Repairs or replacements for malfunctioning video components (care maintenance) in the vehicles must be completed within 48 hours from the time of the request.  Completion of repairs or replacements must be completed within 72 hours of the request for vehicles located in foreign locations. All requests requiring a device replacement for resolution will spawn a change request to complete the replacement process.  The formal change process allows SAT to schedule the replacement of the device and formalizes the process to update the SAT asset database with the updated serial numbers of the new devices associated with each SAT vehicle.

Supported Services and Replacement Units

Hardware/Services Provided

•	One DVM unit with internal backward facing camera and external forward facing camera.
•	A video converter and mobile router (SVC-1002)
•	24x7 video hosting
•	Access to 3 months of video archiving

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•	Remote Data Retrieval
•	Video Manager 2 Back Office Software
•	In-Car Video Recordings

Iveda Solutions agrees to provide technical support to users in SAT experiencing technical problems or questions with:

•	SVC-1002 units
•	Access to video hosting
•	Access to video archives
•	Remote Data Retrieval

Digital Ally agrees to provide technical support to users in SAT experiencing technical problems or questions with:

•	DVM units and external camera
•	In-Car Video Recordings
•	Video Manager 2 Back Office Software

TDN agrees to install replacements for any malfunctioning devices listed below:

•	SVC-1002 units
•	DVM units and external camera
•	In-Car Video Recordings
•	Video Manager 2 Back Office Software

Replacement Units
SAT will be charged the full replacement cost for DVM and SVC-1002 units if outside of warranty period or if lost or stolen.  No charge for replacement of damaged units inside warranty period.  No charge for repairing supported services consisting of video hosting, video archive, In-Car Video recordings, and remote data retrieval.

Party Responsibilities
Iveda Solutions
Iveda Solutions agrees to:

•	Meet response times associated with the priority assigned to issues.
•	Generate and share with SAT periodic reports to monitor compliance with service goals (see Service Goals).
•	Maintain appropriately trained staff.

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•	Schedule maintenance (downtime) between 1:00 A.M. and 4:00 A.M. MST unless circumstances warrant performing maintenance at another time which must be pre-approved by SAT.
•	Communicate in writing (e-mail) with SAT regarding issues involving change management (see Change Management).

Digital Ally

Digital Ally agrees to:

•	Meet response times associated with the priority assigned to issues.
•	Generate and share with SAT periodic reports to monitor compliance with service goals (see Service Goals).
•	Maintain appropriately trained staff.
•	Communicate in writing (e-mail) with SAT regarding issues involving change management (see Change Management).

Tecnología y Diagnósticos del Norte S.A. de C.V. (TDN)
       TDN agrees to:

•	Meet response times associated with the installation and replacement schedule agreed to with SAT.
•	Generate and share with SAT periodic reports to monitor compliance with service goals (see Service Goals).
•	Maintain appropriately trained staff.
•	Schedule installation (downtime) as pre-approved by SAT for installations or as approved by SAT in a formal change request for maintenance (repairs).
•	Communicate in writing (e-mail) with SAT regarding issues involving change management (see Change Management).
•
•	Be willing and available to provide critical information within 15 minutes of receiving a request for information from Iveda Solutions or Digital Ally seeking to resolve an SAT issue.

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Responsibility Assignment Matrix

Activities / Role
Business	DVM	SVC-1002	Hosting	Access	Retrieval	OS Maintenance
SAT	I,S	I,S				I,S
IS		R,A	R,A	R,A	R,A	R,A,I
DA	R,A
TDN	R,A	R,A

Key:	Business:	Role:
	SAT	R – Responsible
	IS – Iveda Solutions	A – Accountable
	DA – Digital Ally	I – Input Required
	TDN	S – Sign-off Required

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Service Measures and Reporting

On behalf of Iveda Solutions, Digital Ally, and TDN, Jim Berglund will provide SAT with the following reports in the intervals indicated.

Report name	Reporting interval	Delivery method	Responsible party
Service Availability	monthly	email	Iveda Solutions/Digital Ally
Service Delivery	monthly	email	Iveda Solutions/Digital Ally/TDN
Number of customer incidents reported	monthly	email	Iveda Solutions/Digital Ally/TDN
Number of incidents resolved	monthly	email	Iveda Solutions/Digital Ally/TDN
Number of incidents open	monthly	email	Iveda Solutions/Digital Ally/TDN
Time to resolve tickets by severity	monthly	email	Iveda Solutions/Digital Ally/TDN
Accounts created	Daily/monthly	email	Iveda Solutions
Customer Satisfaction	Monthly	email	Iveda Solutions/Digital Ally/TDN

Signatures of Approval

By signing below, all parties agree to the terms and conditions described in this Agreement.

Review Process Owner
Name	Title	Signature	Date
Jim Berglund	Iveda Solutions Operations Manager

Iveda Solutions
Name	Title	Signature	Date
Luz Berg	Iveda Solutions Chief Operating Officer

Digital Ally
Name	Title	Signature	Date
Ken McCoy	Vice President, Sales & Marketing

Tecnología y Diagnósticos del Norte S.A. de C.V.
Name	Title	Signature	Date
Armando Canseco	Primary Contact for Device Maintenance

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Version History
Date	File name	File location	Responsible party or revision initiator
Version 1.0	Iveda Solutions Digital Ally and TDN OLA for support of SAT.doc	\\Lawnorder\Sales\Customers\SAT	Luz Berg

Rev. 11/11/2010	9	Service Life Cycle Management

Appendix A: Incidents and Escalations

Reporting Incidents

SAT first consults the troubleshooting guide and knowledge base within SysAid. If the troubleshooting guide or the knowledgebase do not resolve the issue SAT contacts either their internet service provider or submits an incident ticket to the trouble ticketing system.  SAT uses the troubleshooting guide and SysAid training document to select the appropriate device or service for the incident ticket.  Iveda Solutions or Digital Ally either solve the issue remotely, or contact TDN with instructions on how to resolve the issue.

Escalation Path

Iveda Solutions
If the problem is not resolved to the satisfaction of the customer
Jim Berglund – Operations Manager to be contacted – 001480-307-8723
jberglund@ivedasolutions.com
Still not resolved
Luz Berg – Chief Operations Officer to be contacted – 001480-307-8700
lberg@ivedasolutions.com
Still not resolved
David Ly – Chief Executive Officer to be contacted – 001480-307-8700
dly@ivedasolutions.com

Digital Ally
If the problem is not resolved to the satisfaction of the customer
Mark Gordon or Marlon Jinks to be contacted – 001913-814-7774
Mark.gordon@digitalallyinc.com; marlon.jinks@digitalallyinc.com
Still not resolved
Larry Dado or Jeff Oost to be contacted – 001913-814-7774
Larry.dado@digitalallyinc.com; jeff.oost@digitalallyinc.com
Still not resolved
Darrin McCoy to be contacted – 001913-814-7774
Darrin.mccoy@digitalallyinc.com
Still not resolved
Ken McCoy to be contacted – 001913-814-7774
Ken.mccoy@digitalallyinc.com
Still not resolved
Steve Phillips to be contacted – 00913-814-7774
Steve.phillips@digitalallyinc.com
Still not resolved
Stan Ross to be contacted – 00913-814-7774
Stan.ross@digitalallyinc.com

TDN
If the problem is not resolved to the satisfaction of the customer
Armando Canseco to be contacted – 210-681-6262 (TX) or 011525553514957
armandocanseco@yahoo.com

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Appendix B: Procedure Flowchart

Appendix B: Procedure Flowchart

User generates ticket via online trouble ticketing system
Diagnose issue
Is the issue resolvable remotely?
Yes
No
Escalate
Staff assigned and work on resolving the issue
Is the issue resolved?
No
Yes
Update Knowledgebase
Obtain customer approval and close
Escalate
Resolution documented and forwarded to TDN
Stop SLA clock
TDN performs documented resolution steps
Restart SLA clock
Is the issue resolved
Yes
No
Update
Obtain customer approval and close

Rev. 11/11/2010 11 Service Life Cycle Management

Rev. 11/11/2010	11	Service Life Cycle Management

Appendix C: Service Enhancements and Change Management

Service Enhancements (initiated by SAT)

Services (as opposed to incidents; see Reporting Incidents) are planned activities that SAT knows will be required at some time in the future. SAT should request services by sending an e-mail message to satsupport@ivedasolutions.com or support@digitalallyinc.com  at minimum 14 days in advance.

Iveda Solutions or Digital Ally will respond to requests for service received with appropriate advance notice within 1 business day.

Change Management (initiated by Iveda Solutions or Digital Ally)

Change management refers to any event that alters the existing state of a Customer’s production services, including software, hardware, networks and facilities. Iveda Solutions and Digital Ally seek to minimize disruption of services by using a standard process to communicate and implement changes.

Service Provider Change Management	Business impact	Customer notification and confirmation	Examples
Planned
Standard	Minor or repetitive changes considered part of the normal workflow with no affect on Customer’s business	None.	Password resets

Minor	Small changes that have a documented and proven implementation process with little impact to the Customer’s business.	Service Providers will advise Customer daily. Also in a monthly report. Unconfirmed notification to Customer is acceptable.	New account requests. New installations of video units. Replacement of failed devices in vehicles.

Moderate	Changes that may have a broad business impact.	Service Providers will advise Customer five working days in advance. Customer must confirm notification.	Installing patches on server.

Major	Changes that may have a significant impact to Customer business.	Service Providers will advise Customer ten working days in advance. Customer must confirm notification.	New OS or version upgrade, local upgrade in network infrastructure.

Unplanned
Critical (After-hours)	Changes that must be performed in order to correct a faulty service having some impact on Customer’s business. Impact to business does not warrant immediate correction.	Service Providers will advise Customer as soon as possible after knowing such a change is required. Confirmed notification is preferred.	Hung process on a server – needs to be corrected before next backup is scheduled.

Emergency (Immediate)	Changes that must be performed in order to correct a faulty service having a major impact on Customer’s business. Impact to business requires immediate resolution.	Service Providers will advise Customer after change implementation. Confirmed notification is preferred.	Virus attack on network. Disk drive failure.

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